date:	August 24, 2004
for release:	Immediate
contact:	Investor Contact:	Media Contact:
	Gary J. Morgan, VP of Finance, CFO	Dina Silver, 215-957-0300
	215-723-6751, gmorgan@met-pro.com	dsilver@dbcommunications.net

Met-Pro Corporation Announces Financial Results
for the Second Quarter Ended 7/31/2004

Harleysville, PA, August 24 – Raymond J. De Hont, Chairman and Chief Executive Officer of Met-Pro Corporation (NYSE: MPR), today announced that second quarter sales were $20.4 million compared to $18.6 million for the same period last year and $4.7 million higher than the first quarter of this year. First half sales totaled $36.0 million compared to $35.6 million for the same period last year.

Net income for the second quarter ended July 31, 2004 totaled $1.6 million or slightly higher than the same period last year and $0.8 million higher than the first quarter of this year. For the first half, net income totaled $2.4 million compared to $2.9 million during last year's first half.

For the second quarter, both basic and diluted earnings per share were $0.19 per share compared to $0.19 per share for the same period last year and $0.09 higher than the first quarter of this year. For the first half, both basic and diluted earnings per share were $0.29 per share compared to $0.35 per share earned during last year’s first half.

“Met-Pro’s first half earnings were adversely impacted by a combination of product mix, pricing pressures and higher raw material costs”, said De Hont. “Our quotation activity remains high in both operating segments; however, while the net sales and income from operations of our Fluid Handling Segment have increased significantly during the first half, the net sales and income from operations of our Product Recovery/Pollution Control Segment have also been, and continue to be, adversely impacted by the delayed timing of the issuance of customer purchase orders for several larger dollar projects. In an effort to improve our gross margins and profit levels, we continue to review our operations and expenses, and have begun raising prices where feasible.”

On June 9, 2004 the Company paid a quarterly dividend of $.0725 per share to shareholders of record at the close of business on May 28, 2004. In addition, the Board of Directors, at their meeting on June 9, 2004, declared a quarterly dividend of $.0725 per share payable on September 9, 2004 to shareholders of record at the close of business on August 27, 2004. This represents a 7.4% increase over the corresponding dividends paid during the same periods last year.

This dividend represents the thirtieth consecutive year the Company has paid a cash or stock dividend.

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, manufactures and sells product recovery/pollution control equipment for purification of air and liquids, and fluid handling equipment for corrosive, abrasive and high temperature liquids. With ten divisions and five wholly-owned subsidiaries, the company, established in 1966, provides products to residential, commercial, industrial and municipal markets that include, but are not limited to, pharmaceuticals, chemicals, petrochemicals, water and aquariums. For more information, please visit www.met-pro.com.

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The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company) contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders or shipments, product development activities, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.

Met-Pro stock is traded on the New York Stock Exchange, Symbol MPR.

Financial information should be considered in conjunction with the Management’s Discussion and Analysis of financial conditions and results of operations in the Company’s Annual Report and the Securities and Exchange Commission’s Form 10-K for the fiscal year ended January 31, 2004. To obtain an Annual Report, Form 10-K or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s Web site at www.met-pro.com.

Met-Pro Corporation
Consolidated Statement of Operations
(unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2004	2003	2004	2003

Net sales	$20,350,024	$18,626,209	$35,984,670	35,628,478
Cost of goods sold	13,948,861	11,977,741	24,521,075	22,745,043

Gross profit	6,401,163	6,648,468	11,463,595	12,883,435

Operating expenses
Selling	1,964,071	1,891,418	3,896,439	3,810,466
General and administrative (a)	1,946,955	2,092,885	3,749,263	4,134,521

Income from operations	2,490,137	2,664,165	3,817,893	4,938,448

Interest expense	(90,095)	(111,719)	(186,942)	(227,797)
Other income, net	60,116	67,657	140,581	131,720
Unusual charge - patent litigation (a)	(20,131)	(244,286)	(97,792)	(420,967)

Income before taxes	2,440,027	2,375,817	3,673,740	4,421,404

Provision for taxes	829,610	807,778	1,249,074	1,503,277

Net income	$1,610,417	$1,568,039	$2,424,666	$2,918,127

Basic earnings per share	$.19	$.19	$.29	$.35
Diluted earnings per share	$.19	$.19	$.29	$.35

Average common shares outstanding:
Basic shares	8,348,996	8,288,492	8,352,252	8,288,492
Diluted shares	8,476,042	8,344,919	8,474,359	8,350,381

Adjusted for four-for-three stock split.

(a)  Reclassified legal expenses related to patent litigation from general and administrative expense to unusual charge – patent litigation for the three-month and six-month periods ended July 31, 2003.

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Met-Pro Corporation
Condensed Consolidated Balance Sheet
(unaudited)

	July 31,	January 31,
	2004	2004

Assets
Current assets	$47,215,825	$48,173,429
Property, plant and equipment, net	11,266,390	11,514,199
Costs in excess of net assets of businesses acquired, net	20,798,913	20,798,913
Other assets	636,195	649,016

Total assets	$79,917,323	$81,135,557

Liabilities and shareholders’ equity
Current liabilities	$12,652,916	$14,229,463
Long-term debt	4,409,075	5,447,869
Other liabilities	1,234,054	1,187,491

Total liabilities	18,296,045	20,864,823

Shareholders’ equity	61,621,278	60,270,734

Total liabilities and shareholders’ equity	$79,917,323	$81,135,557

Consolidated Business Segment Data
(unaudited)

	Six Months Ended July 31,
	2004	2003

Net sales
Product recovery/pollution control equipment	$21,655,882	$23,758,091
Fluid handling equipment	14,328,788	11,870,387

	$35,984,670	$35,628,478

Income from operations
Product recovery/pollution control equipment	$1,951,500	$3,473,546
Fluid handling equipment	1,866,393	1,464,902

	$3,817,893	$4,938,448

	July 31,	January 31,
	2004	2004

Identifiable assets
Product recovery/pollution control equipment	$42,983,174	$44,613,967
Fluid handling equipment	19,632,098	19,313,159

	62,615,272	63,927,126
Corporate	17,302,051	17,208,431

	$79,917,323	$81,135,557

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Met-Pro Corporation/Page 4

Met-Pro Corporation
Consolidated Statement of Cash Flows
(unaudited)

	Six Months Ended July 31,
	2004	2003

Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities
Net income	$2,424,666	$2,918,127
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	730,184	779,082
Deferred income taxes	(1,415)	(7,129)
Allowance for doubtful accounts	(43,052)	53,813
(Increase) decrease in operating assets:
Accounts receivable	951,785	(1,388,503)
Inventories	(691,701)	(214,657)
Prepaid expenses, deposits and other current assets	343,568	299,032
Other assets	(4,734)	(4,674)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	(1,175,236)	1,692,272
Customers’ advances	(355,780)	622,565
Other non-current liabilities	(6,788)	1,098

Net cash provided by operating activities	2,171,497	4,751,026

Cash flows from investing activities
Acquisitions of property and equipment	(504,055)	(505,488)

Net cash (used in) investing activities	(504,055)	(505,488)

Cash flows from financing activities
Reduction of debt	(918,463)	(918,463)
Exercise of stock options	641,872	-
Payment of dividends	(1,209,101)	(1,118,947)
Purchase of treasury shares	(481,687)	-

Net cash (used in) financing activities	(1,967,379)	(2,037,410)

Effect of exchange rate changes on cash	(31,435)	24,861

Net increase (decrease) in cash and cash equivalents	(331,372)	2,232,989

Cash and cash equivalents at February 1	16,996,253	13,429,367

Cash and cash equivalents at July 31	$16,664,881	$15,662,356

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